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                                                              EXHIBIT 23.2


                          CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the current report on Form 8-K of Promus Hotel Corporation, dated December 17, 1997 of our report dated March 22, 1997, relating to the consolidated balance sheets of Doubletree Corporation and subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996.



                                                       KPMG Peat Marwick LLP

Phoenix, Arizona
December 22, 1997